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Exhibit 10.15

                           RESTRICTED STOCK AGREEMENT

      AGREEMENT made as of the <DATE>, 2004, between BMC SOFTWARE, INC., a Delaware corporation (the "Company"), and <EXECUTIVE> ("Executive").

      1. AWARD. Pursuant to the BMC SOFTWARE, INC. 1994 EMPLOYEE INCENTIVE PLAN (the "Plan"), as of the date of this Agreement, <# of SHARES> shares (the "Restricted Shares") of BMC Software, Inc. common stock, par value $.01 per share, shall be issued as hereinafter provided in Executive's name subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Executive and upon satisfaction of the conditions of this Agreement. Executive acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.

      2. DEFINITIONS. For purposes of this Agreement, the following terms "Cause," "Change of Control," "Disability" and "Good Reason" shall have the meanings assigned to such terms in the Employment Agreement (as defined below) as in effect on its original effective date, and the following capitalized words shall have the meanings indicated below:

            (a) "Change of Control Termination" shall mean a termination of Executive's employment with the Company within the 12-month period beginning on the date upon which a Change of Control occurs, which termination of employment is by the Company without Cause or by Executive within 60 days of an event that constitutes Good Reason.

            (b) "Employment Agreement" shall mean that certain Employment Agreement dated March 9, 2004, by and between the Company and Executive, as the same may be amended from time to time.

            (c) "Forfeiture Restrictions" shall mean the restrictions to which the Restricted Shares are subject as described in Section 3(a) hereof.

      3. RESTRICTED SHARES. Executive hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

            (a) FORFEITURE RESTRICTIONS. The Restricted Shares shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and except as provided in (b) below, in the event Executive's employment with the Company shall terminate for any reason, Executive shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

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            (b) LAPSE OF FORFEITURE RESTRICTIONS. The Forfeiture Restrictions
      shall lapse as to the Restricted Shares in accordance with the following schedule provided that Executive has been continuously employed by the Company from the date of this Agreement through the lapse date:

                                  PERCENTAGE OF TOTAL NUMBER
                              OF RESTRICTED SHARES AS TO WHICH
LAPSE DATE                      FORFEITURE RESTRICTIONS LAPSE
----------                      -----------------------------
March 9, 2005                                   33%
March 9, 2006                                   66%
March 9, 2007                                  100%

      Additionally, in the event that Executive's employment with the Company terminates by reason of death or Disability, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date of such termination. Further, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Executive incurs a Change of Control Termination.

            (c) CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Executive's name, pursuant to which Executive shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company's stock shall be subject to the Forfeiture Restrictions). Executive may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee (as such term is defined in the Plan) as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. On the date of this Agreement, Executive shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Executive is a party) in the name of Executive in exchange for the certificate evidencing the Restricted Shares.

            (d) CORPORATE ACTS. The existence of the Restricted Shares shall not affect in any way the right or power of the Board of Directors of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof

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      shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

      4. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Executive for federal, state or foreign income tax purposes, Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Executive any tax required to be withheld by reason of such resulting compensation income.

      5. STATUS OF STOCK. Executive agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Executive also agrees that (a) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

      6. OBLIGATIONS UNDER THE EMPLOYMENT AGREEMENT. In connection with Executive's employment by the Company, the Company or an affiliate thereof shall provide Executive with access to the confidential information of the Company and its affiliates, or shall provide Executive the opportunity to develop business good will inuring to the benefit of the Company and its affiliates, or shall entrust business opportunities to Executive. Executive has agreed, and hereby agrees, as specified in more detail in the Employment Agreement and/or Executive's Invention and Non-Disclosure Agreement with the Company, to maintain the confidentiality of the Company's and its affiliates' information and to exercise the highest measures of fidelity and loyalty in the protection and preservation of the Company's and its affiliates' goodwill and business opportunities. As part of the consideration for the Restricted Shares issued to Executive hereunder; to protect the Company's and its affiliates' confidential information, the business good will of the Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by the Company and its affiliates; and as an additional incentive for the Company and Executive to enter into this Agreement, the Company and Executive agree that if, during the term of Executive's employment with the Company or within a 24-month period following the date upon which Executive terminates employment with the Company, Executive fails for any reason to comply with any of the restrictive covenants set forth in Sections 7 and 8 of the Employment Agreement (as in effect on the original effective date of the Employment Agreement), then the Company shall be entitled to recover from

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Executive, and Executive shall pay to the Company, an amount of money equal to A multiplied by B, where A equals the value (determined as of the date the Forfeiture Restrictions lapse) of the Restricted Shares with respect to which the Forfeiture Restrictions lapse during the one-year period preceding (and including) the date of Executive's termination of employment with the Company, and B equals the fraction X divided by Y, where X equals 730 minus the number of consecutive days following Executive's termination of employment with the Company during which Executive remained in compliance with the restrictive covenants set forth in Sections 7 and 8 of the Employment Agreement, and Y equals 730.

      If any of the restrictions set forth in this Section 6 are found by a court to be unreasonable, or overly broad in any manner, or otherwise unenforceable, the parties hereto intend for such restrictions to be modified by the court so as to be reasonable and enforceable and, as so modified, to be fully enforced.

      7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Executive shall be considered to be in the employment of the Company as long as Executive remains an employee of either the Company, an affiliate of the Company, a parent or subsidiary corporation (as defined in section 424 of the Internal Revenue Code of 1986, as amended) of the Company, or a successor corporation. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Executive the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Executive's employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either Executive or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of Executive's employment with the Company, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

      8. NOTICES. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Executive, such notices or communications shall be effectively delivered if hand delivered to Executive at his principal place of employment or if sent by registered or certified mail to Executive at the last address Executive has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

      9. ENTIRE AGREEMENT; AMENDMENT. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Executive and the Company and constitutes the entire agreement between Executive and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

      10. BINDING EFFECT; CONTROLLING DOCUMENT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under

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Executive. In the event of a conflict between the text of this Agreement and the
Employment Agreement, the text of this Agreement shall control.

      11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, UNITED STATES OF AMERICA, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLE OF CONFLICTS OF LAWS.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Executive has executed this Agreement, all as of the date first above written.

                                                              BMC SOFTWARE, INC.

                                       BY: _____________________________________
                                              BOB WHILDEN
                                             SVP - GENERAL COUNSEL

                                       _________________________________________
                                                                        EMPLOYEE

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